                                                                      Exhibit 7



                            FORM OF SUBSCRIPTION AGREEMENT


Communication Intelligence Corporation
275 Shoreline Drive
Redwood Shores, CA 94065

Gentlemen:

    1. SUBSCRIPTION; PURCHASE PRICE. (a) Subject to the terms and conditions hereto, the undersigned ( the "SUBSCRIBER") hereby agrees to purchase from Communication Intelligence Corporation, a Delaware corporation (the "COMPANY"), that number of shares of Series B 5% Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company (the "PREFERRED SHARES") set forth beneath the Subscriber's name on the signature page hereto (the "SHARES"), at the purchase price of $25.00 per Share (the aggregate purchase price for the Shares being purchased by the Subscriber being the "PURCHASE PRICE"), subject to the terms and conditions hereto.

         (b) The Preferred Shares shall have such rights, designations and preferences as set forth in the Company's Certificate of Designations with respect thereto (the "DESIGNATION"), substantially in the form attached hereto as EXHIBIT A.

         (c) The Preferred Shares will be convertible into shares ("COMMON SHARES") of common stock, par value $0.01, of the Company ("COMMON STOCK"), pursuant to the terms of the Designation, and the Subscribers will have the registration rights with respect to such Common Shares as set forth in that certain Registration Rights Agreement to be entered into between the Company and the Subscribers on the Closing Date, substantially in the form of EXHIBIT B attached hereto ("REGISTRATION RIGHTS AGREEMENT").

         (d) Subscriber hereby acknowledges (i) that this subscription agreement (this "AGREEMENT") shall not be deemed to have been accepted by the Company until the Company indicates its acceptance by returning to Subscriber a copy of this Agreement executed by the Company, and (ii) that acceptance by the Company of this Agreement is conditioned upon the information and representations and warranties of Subscriber being complete, true and correct as of the date of Subscriber's execution and as of the date of the Closing (as hereinafter defined).

    2. CLOSING. (a) The closing of the purchase of the Preferred Shares (the "CLOSING") shall be held at the offices of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, at 10:00 A.M., New York time, on such date as shall be designated by the Company after it has received and accepted subscriptions, funds and other documentation necessary for the Closing of the purchase from Subscribers of no less than 200,000 Preferred

Shares pursuant to the terms hereof (the "CLOSING DATE"). Notwithstanding the foregoing, the Closing Date shall not be later than December 15, 1997 (the "TERMINATION DATE")

         (b) On the Closing Date, against receipt of the Purchase Price from Subscriber, the Company shall deliver to the Subscriber, a share certificate registered in the Subscriber's name and representing the number of Preferred Shares purchased by Subscriber pursuant hereto, which certificate shall bear the legend set forth in Section 5(h)(iv) hereof, together with any legends required under applicable state laws.

         (c) Prior to the Closing, the Subscriber shall pay the Purchase Price by means of a bank wire transfer of immediately available funds to the following account at Chase Manhattan Bank, N.A., 1211 6th Avenue, New York, NY 10036:
Baer Marks & Upham LLP, ABA# 021000021, Account Number 967-111188, Attention:
Ms. Andrea Paul or Ms. Gloria Robinson.


    3. ACCEPTANCE OF SUBSCRIPTION. The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject Subscriber's subscription in whole or in part at any time prior to the Closing Date. If the subscription is rejected by the Company, this Agreement shall thereafter be of no further force or effect.

    4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SUBSCRIBER. The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company, on the date hereof and on the Closing Date, as follows:

         (a) The Subscriber understands that the offering and sale of the Preferred Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder, and in accordance therewith and in furtherance thereof, the Subscriber represents and warrants and agrees as follows:

           (i) The Subscriber and/or the Subscriber's adviser(s) has/have received and carefully reviewed the Company's (A) Annual Report on Form 10-K for the year ended December 31, 1996 and (B) Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, respectively (collectively, the "COMPANY REPORTS"), and understands the information contained therein. Subscriber acknowledges and understands that the Company Reports show that the Company has incurred substantial operating losses since its formation, including the periods covered by such reports, and that it has insufficient working capital to continue its planned operations.

          (ii) The Subscriber acknowledges that the Subscriber, or the Subscriber's attorney, accountant, or adviser(s), has/have had a reasonable opportunity to inspect all documents and records pertaining to this investment (including, without limitation, the Company Reports).

         (iii) The Subscriber and/or the Subscriber's adviser(s) has/have had a reasonable opportunity to ask questions and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Preferred Shares and all such questions have been answered to the full satisfaction of the Subscriber.

          (iv) In making a decision to invest in the Preferred Shares, the Subscriber has not relied on any information other than information contained in the Company Reports and in this Agreement.

           (v) The Subscriber is not subscribing for the Preferred Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company.

          (vi) If the Subscriber is a natural person, the Subscriber has reached the age of majority in the jurisdiction in which the Subscriber resides; the Subscriber has adequate means of providing for the Subscriber's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Preferred Shares for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment.

         (vii) The Subscriber has such knowledge and experience in financial, tax and business matters so as to enable the Subscriber to utilize the information made available to the Subscriber in connection with the offering of the Preferred Shares to evaluate the merits and risks of an investment in the Preferred Shares, and to make an informed investment decision with respect thereto.

          (viii) The Subscriber is not relying on the Company or any agent of the Company with respect to any legal, tax or economic advice related to an investment in the Preferred Shares.

          (ix) The Subscriber will not sell or otherwise transfer the Preferred Shares or the Common Shares without registration under the Act and applicable state securities laws, or pursuant to an exemption therefrom. The Preferred Shares and the Common Shares have not been registered under the Act or under the securities laws of any state and, other than as provided in the Registration Rights Agreement, the Company will be under no obligation to so register the Common Shares or Preferred Shares. The Subscriber represents that the Subscriber is purchasing the Preferred Shares for the Subscriber's own account, for investment and not with a view to resale or distribution except in compliance with the Act and applicable state securities laws.

           (x) The Subscriber recognizes that investment in the Preferred Shares involves substantial risks, including the risk of loss of the entire amount of such investment, and has taken full cognizance of and understands all of the risks related to the purchase of the Preferred Shares.

          (xi) The Subscriber's overall commitment to investments which are not readily marketable is reasonable in relation to the Subscriber's net worth.

         (b) The Subscriber is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act inasmuch as the Subscriber meets the requirements of one or more of the subparagraphs in Section 9(g) hereof as of the date of this Agreement, and if there is any change in such status prior to the Closing Date, the Subscriber will immediately notify the Company in writing.

         (c) The Subscriber understands that the Preferred Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Preferred Shares.

         (d) The Subscriber is purchasing the Preferred Shares for its own account and not with a view to distribution in violation of any securities laws. The Subscriber has no present intention to sell the Preferred Shares and the Subscriber has no present arrangement (whether or not legally binding) to sell the Preferred Shares to or through any person or entity; PROVIDED, HOWEVER, that by making the representations herein, the Subscriber does not agree to hold the Preferred Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

         (e) The Subscriber understands that there is no public trading market for the Preferred Shares, that none is expected to develop, and that the Preferred Shares and Common Shares must be held indefinitely unless such Preferred Shares and Common Shares are registered under the Act or an exemption from registration is available. The Subscriber has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

         (f) The Subscriber hereby agrees to provide such information and to execute and deliver such documents as the Company may deem reasonably appropriate with regard to the Subscriber's suitability or otherwise in connection with this Agreement.

         (g) The execution, delivery and performance of this Agreement by the Subscriber (i) will not constitute a default under or conflict with any agreement or instrument to which the Subscriber is a party or by which it or its assets are bound, (ii) will not conflict with or violate any order, judgment, decree, statute, ordinance or regulation applicable to the

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Subscriber (including, without limitation, any applicable laws relating to permissible legal investments) and (iii) does not require the consent of any person or entity, other than those that will have been obtained prior to the Closing Date. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes the valid and binding agreement of the Subscriber enforceable against it in accordance with its terms.

         (h) The Subscriber has not retained, or otherwise entered into any agreement or understanding with, any broker or finder in connection with the purchase of the Preferred Shares by the Subscriber, and the Company will not incur any liability for any fee, commission or other compensation on account of any such retention, agreement or understanding by the Subscriber.

         (i)  The Subscriber acknowledges that:

           (i) In making an investment decision, the Subscriber has relied on the Subscriber's own examination of the Company and the disclosure in the Company Reports, including the merits and risks involved. The Preferred Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the Company Reports or this Agreement.

          (ii) The Subscriber, if executing this Agreement in a representative or fiduciary capacity, has all requisite power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or other entity for whom the Subscriber is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation, or other entity has all requisite power and authority to enter into this Agreement and make an investment in the Preferred Shares.

         (iii) The representations, warranties, and agreements of the Subscriber contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Preferred Shares.

          (iv) For as long as is required by applicable laws, the certificate representing the Preferred Shares and the Common Shares shall bear a legend in substantially the following form, together with any legend required by applicable state laws, and the Subscriber shall not transfer any or all of the Preferred Shares, the Common Shares or any interests therein, except in accordance with the terms of such legends:


         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws, and may be offered, sold or otherwise transferred only if so registered under the Act and applicable state securities laws or if the holder has delivered to the

         Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, that an exemption from such registration is available."

    5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Subscriber as follows:

         (a) The Company has been duly organized, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of organization. The Company is duly qualified and in good standing in each jurisdiction in which the character or location of its properties or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a material adverse effect on the financial condition of the Company. The Company has all requisite power and authority, and all material consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all applicable public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted.

         (b) At September 30, 1997, the capital stock of the Company was as follows: (i) 80,000,000 shares of Common Stock and 10,000,000 shares of preferred stock authorized, (ii) 45,664,427 shares of Common Stock issued and outstanding and 420,000 shares of preferred stock issued and outstanding, and
(iii) 28,072,214 shares of Common Stock reserved for issuance upon conversion of outstanding shares of preferred stock and exercise of 20,000,000 outstanding options and warrants. Except as set forth above, there are no outstanding (i) shares of capital stock of the Company, securities of the Company convertible into or exchangeable for shares of capital stock or voting or other securities of the Company, or (ii) options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, except as provided in the Designation. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company. The Preferred Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable and shall be free and clear of all liens, claims and encumbrances other than those which may be caused by the Subscriber.

         (c) The Company has full corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to issue and sell the Preferred Shares on the terms and conditions set forth herein. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby (i) have been duly and validly authorized and approved by all necessary corporate action on the part of the Company; (ii) will not constitute a default under or conflict with (A) the Company's charter or bylaws or (B) any material agreement or other instrument to which the Company is a party or by which the Company is bound;
(iii) will not conflict with
or violate any order, judgment, decree, statute, ordinance or regulation applicable to the Company; and (iv) does not require the consent of any person or entity, other than those that will have been obtained prior to the Closing Date.

         (d) This Agreement and the Registration Rights Agreement have been duly authorized, and when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms.

         (e)  The Common Shares issuable upon conversion of the Preferred
Shares pursuant to the Designation are duly authorized and reserved for issuance. Upon such conversion of the Preferred Shares by the holder in accordance with the Designation, the Common Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances. The outstanding Common Stock is currently listed on the NASDAQ Small Cap Market.

         (f) The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has filed all reports and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act.

         (g) The Company has previously furnished the Subscriber with true and complete copies of the Company Reports. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Subsequent to September 30, 1997, and except as disclosed in the Company Reports, there has not occurred any material adverse change in the condition (financial or otherwise), results of operations or business of the Company, other than the continuation of previously reported losses and the decrease in working capital. The financial statements of the Company included in the Company Reports have been prepared in accordance with generally accepted accounting principles (except that such financial statements included in the Company's Quarterly Reports on Form 10-Q do not contain all of the information and footnotes required by GAAP).

         (h) There is no action, suit or proceeding before or by any court or governmental agency now pending, or to the knowledge of the Company threatened, against the Company that would cause in a material adverse effect to the condition (financial or otherwise), results of operations or business of the Company or that would adversely affect the consummation of the transactions contemplated by this Agreement.

         (i) The Company has not retained, or otherwise entered into any agreement or understanding with, any broker or finder in connection with the purchase of Preferred Shares by the Subscriber, and the Subscriber will not incur any liability for any fee, commission or other compensation on account of any such retention, agreement or understanding by the Company.

         The representations, warranties and agreements of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date and shall survive the execution and delivery of this Agreement and the sale of the Preferred Shares.


    6.   COVENANTS.

         (a) Until such time as no Preferred Shares are outstanding or, if earlier, until the Forced Conversion Date, the Company will cause the Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Preferred Shares are outstanding or, if earlier, until the Forced Conversion Date, the Company shall, to the extent permitted by the rules of NASDAQ, continue the listing or trading of the Common Stock on the NASDAQ SmallCap Market or any exchange or other market on which the Common Stock is then traded and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the applicable exchange or market where the Common Stock is then traded. The Company shall cause the Common Shares to be listed on the NASDAQ SmallCap Market or such other market on which the Common Stock is then trading.

         (b) The Company shall take all necessary action and proceedings as may be reasonably required by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares hereunder and the Common Shares issuable upon conversion thereof.

         (c) The Company agrees to provide all holders of Preferred Shares with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

         (d) The Company agrees that the proceeds received by the Company from the sale of the Preferred Shares hereunder shall be used for working capital purposes.

         (e) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all the then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (f) Each Subscriber covenants and agrees that if such Subscriber gives a Conversion Notice (as defined in the Designation) pursuant to Section 4(b)(i) under the Designation, then such Subscriber, during the three (3) trading days prior to such Conversion Notice, shall not have sold long any shares of Common Stock.

         (g) Subscriber covenants and agrees that commencing ten (10) trading days prior to providing the Company with a Conversion Notice (the "Covered Period"), Subscriber will not engage in any short sales, loan any Common Shares to another person, acquire a put option or grant a call option with respect to any Common Shares owned by such Subscriber or its affiliates, or engage in any other sales activity that could have any impact on the market price of the Common Stock of the Company (a "PROHIBITED TRANSACTION"); provided that any sale of Common Shares by the Subscriber in a privately negotiated transaction made in accordance with the terms of this Subscription Agreement shall not be deemed to be a Prohibited Transaction, so long as the acquirer of the Common Shares in any such transaction agrees in writing with the Company to be bound by the provisions of this Subscription Agreement. In addition, Subscriber shall not encourage or assist any other person to enter into a Prohibited Transaction with respect to the Common Stock during the Covered Period.

    7. TERMINATION. This Agreement may be terminated by the Company or the Subscriber, after 10 days' prior written notice to the other party, if the Closing has not occurred by the Termination Date, provided that the failure to so close was not the result of actions of the party seeking termination. In the event of termination of this Agreement, the Purchase Price, together with any accrued interest thereon, shall be returned to Subscriber within five business days.

    8. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that the provisions of this Agreement were not performed by the parties, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that would be suffered by the non-breaching party. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which such party is entitled at law or in equity or otherwise; PROVIDED, HOWEVER, that such party shall have complied with the provisions hereof.

    9.   MISCELLANEOUS.

         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

         (b) In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute, rule of law or regulation, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute, rule of law or regulation. Any provision hereof which may prove invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

         (c) Each party shall indemnify each other party against any loss, expense or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

         (d) This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one instrument.

         (e) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing executed by the Company and the Subscriber.

         (f) All capitalized terms which are used but not otherwise defined herein shall have the meanings given to such terms in the Designation.

         (g) Subscriber represents and warrants to the Company that it is an "accredited investor" as defined in Regulation D of the Act since it satisfies at least one of the following categories (please check all that apply):

_____ A natural person who had individual income of more than $200,000 in each of the most recent two years, or joint income with that person's spouse in excess of $300,000 in each of the most recent two years and who reasonably expects to reach that same income level for the current year. For this purpose, "INDIVIDUAL INCOME" means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, (A) increased by the individuals share (and not a spouse's share) of: (i) the amount of any tax exempt interest income received, (ii) amounts contributed to an IRA or Keogh retirement plan, (iii) alimony paid, and (iv) the excluded portion of any long-term capital gains, and (B) adjusted, plus or minus, for any non-cash loss or gain, respectively, reported for federal income;

_____ A natural person whose individual net worth is in excess of $1,000,000. For this purpose, "NET WORTH" means the excess of total assets at fair market value, including home and personal property, over total liabilities, provided, however, for the purpose of determining a person's net worth, the principal residence owned by an individual shall be valued at cost, including the cost of improvements, net of current encumbrances upon the property or valued on the basis of a written appraisal used by an institutional lender making a loan secured by the property. For the purposes of this provision, "INSTITUTIONAL LENDER" means a bank, savings and loan association, industrial loan company, credit union, personal property broker or a company whose principal business is as a lender upon loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more. Any person relying on the appraisal value of a principal residence must deliver to the Company, at or prior to the date of execution hereof, a copy of such appraisal;

_____ A trust, with total assets in excess of $5,000,000, which is not formed for the purpose of acquiring the Preferred Shares and whose purchase is directed by a person who has such knowledge and experience in financial business matters that such person is capable of evaluating the risks and merits of an investment in the Preferred Shares;

_____ An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a partnership, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Preferred Shares, with total assets in excess of $5,000,000;

_____ A bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to
         Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; a small business investment company licensed by the U.S. Small Business Administration under
         Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if the employee benefit plan is a self-directed plan, the investment decision is made solely by persons which are accredited investors;

_____ A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

_____    A director, executive officer or general partner of the Company; or

_____ An entity in which all of the equity owners meet the requirements of at least one of the above subparagraphs for accredited investors.


                     [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Subscriber and the Company have executed and dated this Subscription Agreement as of the dates below.

                   COMMUNICATION INTELLIGENCE CORPORATION


                        By:
                           -------------------------------
                           Philip S. Sassower
                           Chairman of the Executive Committee


                   INVESTOR:


INDIVIDUAL:             ______________________________________
(please date below &         Name:
complete Schedule I)

TRUST:                  Trust Name:
(please date below &
complete Schedule II)
                        By:___________________________________
                        Name & Title:


PARTNERSHIP:            Partnership Name:
(please date below &
complete Schedule III)
                        By:______________________________________
                        Name & Title:

CORPORATION:            Corporation Name:
(please date below &
complete Schedule IV)
                        By:___________________________________
                        Name & Title:

RETIREMENT PLAN         Plan Name:
(please date below &
complete Schedule V)
                        By:___________________________________
                        Name & Title:

Dated: ____________________, 1997

                       SCHEDULE I -- FOR INDIVIDUAL SUBSCRIBERS


PURCHASER'S LEGAL RESIDENCE:

________________________________________________________________________

________________________________________________________________________


MAILING ADDRESS (FOR PURPOSES OF NOTICE, ETC.):

________________________________________________________________________

________________________________________________________________________


CITIZENSHIP:

Subscriber is a citizen of the State of _______________________. Subscriber is not a resident of any other jurisdiction.


TELEPHONE NUMBER:

____________________________________


Social Security Number:

____________________________________


SUBSCRIPTION AMOUNT:

___________ Preferred Shares X $25.00 = $_____________________ total purchase price


    Subscriber acknowledges that the Company will rely on the information provided by Subscriber hereto in order to register the Common Shares and otherwise comply with all applicable state and federal securities laws. Such information shall be deemed to be representations by the Subscriber for purposes of this Agreement.

                         SCHEDULE II -- FOR TRUST SUBSCRIBERS

PURCHASER'S NAME:

________________________________________________________________________


ADDRESS:

________________________________________________________________________

________________________________________________________________________


MAILING ADDRESS (FOR PURPOSES OF NOTICE, ETC.):

________________________________________________________________________

________________________________________________________________________


TELEPHONE NUMBER:  ______________________________


STATE OF FORMATION:                         DATE OF FORMATION:

______________________________    ______________________________


TAXPAYER IDENTIFICATION NUMBER:   ____________________________________


SUBSCRIPTION AMOUNT:

___________ Preferred Shares X $25.00 = $_____________________ total purchase price

    Subscriber acknowledges that the Company will rely on the information provided by Subscriber hereto in order to register the Common Shares and otherwise comply with all applicable state and federal securities laws. Such information shall be deemed to be representations by the Subscriber for purposes of this Agreement.

                     SCHEDULE III -- FOR PARTNERSHIP SUBSCRIBERS

PURCHASER'S NAME:

________________________________________________________________________


PURCHASER'S PRINCIPAL PLACE OF BUSINESS:

________________________________________________________________________

________________________________________________________________________


MAILING ADDRESS (FOR PURPOSES OF NOTICE, ETC.):

________________________________________________________________________

________________________________________________________________________


TELEPHONE NUMBER:  ______________________________


STATE OF FORMATION:                         DATE OF FORMATION:

______________________________         ______________________________


TAXPAYER IDENTIFICATION NUMBER:   ____________________________________


NUMBER OF PARTNERS: ___________________


SUBSCRIPTION AMOUNT:

___________ Preferred Shares X $25.00 = $_____________________ total purchase price


    Subscriber acknowledges that the Company will rely on the information provided by Subscriber hereto in order to register the Common Shares and otherwise comply with all applicable state and federal securities laws. Such information shall be deemed to be representations by the Subscriber for purposes of this Agreement.

                      SCHEDULE IV -- FOR CORPORATION SUBSCRIBERS

PURCHASER'S NAME:

_______________________________________________________________________________


PURCHASER'S PRINCIPAL PLACE OF BUSINESS:

_______________________________________________________________________________

_______________________________________________________________________________


EXECUTIVE OFFICES (IF DIFFERENT):

_______________________________________________________________________________

_______________________________________________________________________________


MAILING ADDRESS (FOR PURPOSES OF NOTICE, ETC.):

_______________________________________________________________________________

_______________________________________________________________________________


TELEPHONE NUMBER:  _______________________________________


STATE  AND DATE OF INCORPORATION: ______________________________


NUMBER OF SHAREHOLDERS: ________________


TAXPAYER IDENTIFICATION NUMBER:   ____________________________________


SUBSCRIPTION AMOUNT:

___________ Preferred Shares X $25.00 = $_____________________ total purchase price


    Subscriber acknowledges that the Company will rely on the information provided by Subscriber hereto in order to register the Common Shares and otherwise comply with all applicable state and federal securities laws. Such information shall be deemed to be representations by the Subscriber for purposes of this Agreement.

                    SCHEDULE V -- FOR RETIREMENT PLAN SUBSCRIBERS


PURCHASER'S NAME:

________________________________________________________________________


ADDRESS:

________________________________________________________________________

________________________________________________________________________


MAILING ADDRESS (FOR PURPOSES OF NOTICE, ETC.):

________________________________________________________________________

________________________________________________________________________


TELEPHONE NUMBER:  ____________________________________


STATE OF FORMATION:     ____________________________________


DATE OF FORMATION: ____________________________________


TAXPAYER IDENTIFICATION NUMBER:   ____________________________________


SUBSCRIPTION AMOUNT:

___________ Preferred Shares X $25.00 = $_____________________ total purchase price


    Subscriber acknowledges that the Company will rely on the information provided by Subscriber hereto in order to register the Common Shares and otherwise comply with all applicable state and federal securities laws. Such information shall be deemed to be representations by the Subscriber for purposes of this Agreement.